Earnings Release and Supplemental Information

Q2 2023

CONTACT:	1775 Eye Street NW, Suite 1000
Amy Hopkins	Washington, DC 20006
Vice President, Investor Relations	Tel 202-774-3198
E-Mail: ahopkins@elmecommunities.com	Fax 301-984-9610
www.elmecommunities.com

July 31, 2023

Elme Communities Announces Second Quarter 2023 Results
Elme Communities (the “Company”) (NYSE: ELME), a multifamily REIT with communities in the Washington DC metro area and the Sunbelt, reported financial and operating results today for the quarter ended June 30, 2023:
Financial Results
•Net loss was $2.6 million, or $0.03 per diluted share
•NAREIT FFO was $18.8 million, or $0.21 per diluted share
•Core FFO was $21.4 million, or $0.24 per diluted share, up 14% from the prior year period driven by rental rate growth
•Net Operating Income (NOI) was $36.3 million, up 11% from the prior year period driven by rental rate growth
Operational Highlights
•Same-store multifamily NOI increased by 10.9% compared to the prior year period
•Effective blended Lease Rate Growth was 3.7% during the quarter for our same-store portfolio, comprised of effective new Lease Rate Growth of 0.4% and effective renewal Lease Rate Growth of 6.4%
•Average effective monthly rent per home increased 8.1% compared to the prior year period
•Same-store retention was 63% while achieving strong renewal lease rate growth
•Same-store multifamily Average Occupancy was 95.6% during the quarter, up 10 basis points from the prior quarter
•Same-store multifamily Ending Occupancy was 95.9% as of June 30, 2023
Liquidity Position
•Available liquidity was more than $680 million as of June 30, 2023, consisting of availability under the Company's revolving credit facility and cash on hand
•Annualized second quarter net debt to EBITDA was 4.8x
•The Company has no debt maturities until 2025, no secured debt, and minimal floating rate debt
Transformation Update
•Completed the successful transition of community-level operations to Elme management for our entire multifamily portfolio
•Retained 93% of our community-level team members during the internalization process
•Completed the installation of smart home packages, which consist of smart locks, smart thermostats, leak detectors and smart plugs at 30% of our multifamily communities as of July 28, 2023.
•Subsequent to quarter end, Tiffany Butcher joined the Company as Executive Vice President and Chief Operating Officer. As COO, she will guide the Company’s operating strategy, advance and implement operational improvements with an initial focus on implementing and advancing operational initiatives to maximize NOI.

Elme Communities

"We are pleased to announce that we completed the full transition of community-level operations at our multifamily communities. The execution risk related to the onboarding process is behind us, and we can now shift our focus to realizing the full benefits of our new multifamily platform," said Paul T. McDermott, President and CEO. "Trading at an implied cap rate that does not reflect the underlying value of our portfolio, we believe our value proposition is compelling and we expect to earn a lower implied cap rate as we deliver operational upside through 2025."

Second Quarter Operating Results
•Multifamily same-store NOI - Same-store NOI increased 10.9% compared to the corresponding prior year period driven primarily by higher base rent. Average occupancy for the quarter decreased 10 basis points from the prior year period to 95.6%.
•Other same-store NOI - The Other same-store portfolio is comprised of one asset, Watergate 600. Other same-store NOI decreased by 4.8% compared to the corresponding prior year period due to lower occupancy. Watergate 600 was 87.8% occupied and leased at quarter end and we expect occupancy to remain flat through year end.

2023 Guidance
"Our focus on occupancy continues to deliver solid results and we have driven occupancy gains across our entire portfolio since the end of last year. Our strong occupancy trend and very strong renewal rates drove 9.6% revenue growth in the second quarter," said Steven Freishtat, Executive Vice President and CFO. "While new lease rates fell short of our expectations during the second quarter, we have seen a sequential improvement in new lease rates in July, and are seeing a favorable trend into August. Given our year-to-date growth achieved and the trends we are seeing heading into the fall, we feel good about our ability to achieve high single digit same-store NOI growth for the year."

Management is lowering the top end of its 2023 Core FFO guidance to $1.00 per fully diluted share. Core FFO for 2023 is now expected to range from $0.96 to $1.00 per fully diluted share. The following assumptions are included in the Core FFO guidance for 2023:

Full Year 2023 Outlook on Key Assumptions and Metrics
•Same-store multifamily NOI growth is now expected to range from 8.0% to 9.0% due to lower-than-expected new lease rate growth driven by lower-than-expected rent growth in our markets and a greater-than-expected impact from rebranding and transition activities on lead generation, which temporarily impacted the ability to push rental rates. We have seen a rebound in the ability to drive performance as communities have restabilized under Elme management.
•Non-same-store multifamily NOI is now expected to range from $12.0 million to $12.75 million due to the same factors that impacted our same-store new lease rate growth
•G&A, net of core adjustments, is now expected to range from $24.5 million to $25.5 million due to lower than expected compensation expense
•Interest expense is now expected to range from $28.0 million to $28.75 million
•No acquisitions are assumed in 2023. The Company has acquisition capacity and will update guidance if an acquisition is identified.

Elme Communities

Full Year 2023	Prior	Current
Core FFO per diluted share	$0.96 - $1.02	$0.96 - $1.00
Net Operating Income Assumptions
Same-store multifamily NOI growth	9.0% - 10.5%	8.0% - 9.0%
Non-same-store multifamily NOI (a)	$12.75 million - $13.5 million	$12.0 million - $12.75 million
Non-residential NOI (b)	~$0.8 million	~$0.8 million
Other same-store NOI (c)	$12.5 million - $13.25 million	$12.5 million - $13.25 million
Expense Assumptions
Property management expense	$8.0 million - $8.5 million	$8.0 million - $8.5 million
G&A, net of core adjustments	$25.25 million - $26.25 million	$24.5 million - $25.5 million
Interest expense	$28.5 million - $29.25 million	$28.0 million - $28.75 million
Transformation costs (d)	$5.0 million - $6.0 million	$5.0 million - $6.0 million
(a) Includes Carlyle of Sandy Springs, Alder Park, Marietta Crossing, and Riverside Development. Guidance does not contemplate any additional acquisitions or dispositions.
(b) Includes revenues and expenses from retail operations at multifamily communities
(c) Consists of Watergate 600
(d) Represents the expected final costs in 2023 related to the internalization of community-level operations

Elme Communities' 2023 Core FFO guidance and outlook are based on a number of factors, many of which are outside the Company's control and all of which are subject to change. Elme Communities may change the guidance provided during the year as actual and anticipated results vary from these assumptions, but Elme Communities undertakes no obligation to do so.

2023 Guidance Reconciliation Table

A reconciliation of projected net loss per diluted share to projected Core FFO per diluted share for the full year ending December 31, 2023 is as follows:

	Low	High
Net loss per diluted share	$(0.09)	$(0.06)
Real estate depreciation and amortization	0.98	0.98
NAREIT FFO per diluted share	0.89	0.92
Core adjustments	0.07	0.08
Core FFO per diluted share	$0.96	$1.00

Dividends

On July 6, 2023, Elme Communities paid a quarterly dividend of $0.18 per share.

Elme Communities announced today that its Board of Trustees has declared a quarterly dividend of $0.18 per share to be paid on October 4, 2023 to shareholders of record on September 20, 2023.

Presentation Webcast and Conference Call Information

The Second Quarter 2023 Earnings Call is scheduled for Tuesday, August 1, 2023 at 10:00 A.M. Eastern Time. Conference Call access information is as follows:

USA Toll Free Number:            1-888-506-0062
International Toll Number:        1-973-528-0011
Conference ID:                178331

Elme Communities

The instant replay of the Earnings Call will be available until Tuesday, August 15, 2023. Instant replay access information is as follows:

USA Toll Free Number:            1-877-481-4010
International Toll Number:        1-919-882-2331
Conference ID:                48520

The live on-demand webcast of the Conference Call with presentation slides will be available on the Investor section of Elme Communities' website at www.elmecommunities.com. Online playback of the webcast and presentation slides will be available following the Conference Call.

Elme Communities

About Elme Communities
Elme Communities (formerly known as Washington Real Estate Investment Trust or WashREIT) is committed to elevating what home can be for middle-income renters by providing a higher level of quality, service, and experience. The company is a multifamily real estate investment trust that owns and operates approximately 8,900 apartment homes in the Washington, DC metro and the Sunbelt, and owns approximately 300,000 square feet of commercial space. Focused on providing quality, affordable homes to a deep, solid, and underserved base of mid-market demand, Elme Communities is building long-term value for shareholders.
Note: Elme Communities' press releases and supplemental financial information are available on the Company website at www.elmecommunities.com or by contacting Investor Relations at (202) 774-3200.

Forward Looking Statements
Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Elme Communities to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Additional factors which may cause the actual results, performance, or achievements of Elme Communities to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to: risks associated with our ability to execute on our strategies, including new strategies with respect to our operations and our portfolio, including the acquisition of apartment homes in the Sunbelt markets and our ability to realize any anticipated operational benefits from our internalization of community management functions; the risks associated with ownership of real estate in general and our real estate assets in particular; the economic health of the areas in which our properties are located, particularly with respect to greater Washington, DC metro region and the larger Sunbelt region; the risk of failure to enter into and/or complete contemplated acquisitions and dispositions, within the price ranges anticipated and on the terms and timing anticipated, or at all; changes in the composition of our portfolio; risks related to changes in interest rates, including the future of the reference rate used in our existing floating rate debt instruments; reductions in or actual or threatened changes to the timing of federal government spending; the risks related to use of third-party providers; the economic health of our residents; the impact from macroeconomic factors (including inflation, increases in interest rates, potential economic slowdown or a recession and geopolitical conflicts); compliance with applicable laws and corporate social responsibility goals, including those concerning the environment and access by persons with disabilities; the risks related to not having adequate insurance to cover potential losses; changes in the market value of securities; terrorist attacks or actions and/or cyber-attacks; whether we will succeed in the day-to-day property management and leasing activities that we have previously outsourced; the availability and terms of financing and capital and the general volatility of securities markets; the risks related to our organizational structure and limitations of share ownership; failure to qualify and maintain our qualification as a REIT and the risks of changes in laws affecting REITs; whether our estimated transformation costs for 2023 will be correct; whether we will achieve the expected operational upside of our transformation; whether we will be able to lower our implied cap rate; and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2022 Form 10-K filed on February 17, 2023. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events, or otherwise.

This Earnings Release also includes certain forward-looking non-GAAP information. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these estimates, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts.

Elme Communities

ELME COMMUNITIES AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
OPERATING RESULTS	2023	2022	2023	2022
Revenue
Real estate rental revenue	$56,599	$51,380	$112,408	$99,184
Expenses
Property operating and maintenance	13,364	11,747	25,763	22,312
Real estate taxes and insurance	6,894	6,837	14,016	13,424
Property management	2,178	1,796	3,947	3,546
General and administrative	6,680	7,656	13,521	14,595
Transformation costs	2,454	2,023	5,354	4,246
Depreciation and amortization	21,415	24,039	42,951	46,239
	52,985	54,098	105,552	104,362
Real estate operating income (loss)	3,614	(2,718)	6,856	(5,178)
Other income (expense)
Interest expense	(6,794)	(6,156)	(13,625)	(11,806)
Loss on extinguishment of debt	—	—	(54)	—
Other income	569	—	569	386
	(6,225)	(6,156)	(13,110)	(11,420)
Net loss	$(2,611)	$(8,874)	$(6,254)	$(16,598)

Net loss	$(2,611)	$(8,874)	$(6,254)	$(16,598)
Depreciation and amortization	21,415	24,039	42,951	46,239
NAREIT funds from operations	$18,804	$15,165	$36,697	$29,641

Non-cash loss on extinguishment of debt	$—	$—	$54	$—
Tenant improvements and incentives, net of reimbursements	—	(476)	(10)	(1,025)
Leasing commissions capitalized	—	—	(56)	—
Recurring capital improvements	(2,456)	(1,384)	(4,460)	(2,622)
Straight-line rents, net	(57)	(135)	(86)	(325)
Non-cash fair value interest expense	—	105	—	105
Non-real estate depreciation & amortization of debt costs	1,276	1,151	2,543	2,359
Amortization of lease intangibles, net	(178)	(209)	(415)	(381)
Amortization and expensing of restricted share and unit compensation	1,346	2,159	2,534	4,240
Adjusted funds from operations	$18,735	$16,376	$36,801	$31,992

Elme Communities

		Three Months Ended June 30,		Six Months Ended June 30,
Per share data:		2023	2022	2023	2022
Net loss	(Basic)	$(0.03)	$(0.10)	$(0.07)	$(0.19)
	(Diluted)	$(0.03)	$(0.10)	$(0.07)	$(0.19)
NAREIT FFO	(Basic)	$0.21	$0.17	$0.42	$0.34
	(Diluted)	$0.21	$0.17	$0.42	$0.34

Dividends paid		$0.18	$0.17	$0.36	$0.34

Weighted average shares outstanding - basic		87,741	87,392	87,695	87,303
Weighted average shares outstanding - diluted		87,741	87,392	87,695	87,303
Weighted average shares outstanding - diluted (for NAREIT FFO)		87,785	87,521	87,813	87,388

Elme Communities

ELME COMMUNITIES AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	June 30, 2023	December 31, 2022
Assets
Land	$373,113	$373,171
Income producing property	1,911,381	1,897,835
	2,284,494	2,271,006
Accumulated depreciation and amortization	(523,153)	(481,588)
Net income producing property	1,761,341	1,789,418
Properties under development or held for future development	31,260	31,260
Total real estate held for investment, net	1,792,601	1,820,678
Cash and cash equivalents	5,554	8,389
Restricted cash	1,887	1,463
Rents and other receivables	15,746	16,346
Prepaid expenses and other assets	22,711	25,730
Total assets	$1,838,499	$1,872,606

Liabilities
Notes payable, net	$521,955	$497,359
Line of credit	24,000	55,000
Accounts payable and other liabilities	36,920	34,386
Dividend payable	15,834	14,934
Advance rents	2,949	1,578
Tenant security deposits	5,913	5,563
Total liabilities	607,571	608,820

Equity
Shareholders' equity
Preferred shares; $0.01 par value; 10,000 shares authorized; no shares issued or outstanding	—	—
Shares of beneficial interest, $0.01 par value; 150,000 shares authorized: 87,809 and 87,534 shares issued and outstanding, as of June 30, 2023 and December 31, 2022, respectively	878	875
Additional paid in capital	1,733,388	1,729,854
Distributions in excess of net income	(490,939)	(453,008)
Accumulated other comprehensive loss	(12,693)	(14,233)
Total shareholders' equity	1,230,634	1,263,488

Noncontrolling interests in subsidiaries	294	298
Total equity	1,230,928	1,263,786

Total liabilities and equity	$1,838,499	$1,872,606

Elme Communities

The following tables contain reconciliations of net loss to NOI for the periods presented (in thousands):
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss	$(2,611)	$(8,874)	$(6,254)	$(16,598)
Adjustments:
Property management expense	2,178	1,796	3,947	3,546
General and administrative expense	6,680	7,656	13,521	14,595
Transformation costs	2,454	2,023	5,354	4,246
Real estate depreciation and amortization	21,415	24,039	42,951	46,239
Interest expense	6,794	6,156	13,625	11,806
Loss on extinguishment of debt, net	—	—	54	—
Other income	(569)	—	(569)	(386)
Total Net Operating Income (NOI)	$36,341	$32,796	$72,629	$63,448

Multifamily NOI:
Same-store portfolio	$30,021	$27,061	$59,567	$53,748
Acquisitions	2,876	2,057	6,007	2,633
Development	(54)	(19)	(112)	(19)
Non-residential	203	235	431	405
Total	33,046	29,334	65,893	56,767

Other NOI (Watergate 600)	3,295	3,462	6,736	6,681
Total NOI	$36,341	$32,796	$72,629	$63,448

Elme Communities

The following table contains a reconciliation of net loss to core funds from operations for the periods presented (in thousands, except per share data):
		Three Months Ended June 30,		Six Months Ended June 30,
		2023	2022	2023	2022
Net loss		$(2,611)	$(8,874)	$(6,254)	$(16,598)
Add:
Real estate depreciation and amortization		21,415	24,039	42,951	46,239
NAREIT funds from operations		18,804	15,165	36,697	29,641
Add:
Structuring expenses		—	980	60	980
Loss on extinguishment of debt, net		—	—	54	—
Severance expense		—	—	394	474
Transformation costs		2,454	2,023	5,354	4,246
Write-off of pursuit costs		9	—	49	—
Relocation expense		134	—	320	—
Core funds from operations		$21,401	$18,168	$42,928	$35,341

		Three Months Ended June 30,		Six Months Ended June 30,
Per share data:		2023	2022	2023	2022
NAREIT FFO	(Basic)	$0.21	$0.17	$0.42	$0.34
	(Diluted)	$0.21	$0.17	$0.42	$0.34
Core FFO	(Basic)	$0.24	$0.21	$0.49	$0.40
	(Diluted)	$0.24	$0.21	$0.49	$0.40

Weighted average shares outstanding - basic		87,741	87,392	87,695	87,303
Weighted average shares outstanding - diluted (for NAREIT and Core FFO)		87,785	87,521	87,813	87,388

Elme Communities

Non-GAAP Financial Measures
Adjusted EBITDA is earnings before interest expense, taxes, depreciation, amortization, gain/loss on sale of real estate, casualty gain/loss, real estate impairment, gain/loss on extinguishment of debt, gain/loss on interest rate derivatives, severance expense, acquisition expenses and gain from non-disposal activities and transformation costs. Adjusted EBITDA is included herein because we believe it helps investors and lenders understand our ability to incur and service debt and to make capital expenditures. Adjusted EBITDA is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.
Adjusted Funds From Operations (“AFFO”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring improvements, tenant improvements and leasing costs, that are capitalized and amortized and are necessary to maintain our properties and revenue stream (excluding items contemplated prior to acquisition or associated with development / redevelopment of a property) and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) non-cash fair value interest expense and (5) amortization of restricted share compensation, then adding or subtracting the (6) amortization of lease intangibles, (7) real estate impairment and (8) non-cash gain/loss on extinguishment of debt, as appropriate. AFFO is included herein, because we consider it to be a performance measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. AFFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
Core Adjusted Funds From Operations ("Core AFFO") is calculated by adjusting AFFO for the following items (which we believe are not indicative of the performance of Elme Communities' operating portfolio and affect the comparative measurement of Elme Communities' operating performance over time): (1) gains or losses on extinguishment of debt and gains or losses on interest rate derivatives, (2) expenses related to acquisition and structuring activities, (3) non-share-based executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from Core AFFO, as appropriate, (5) relocation expense, (6) transformation costs and (7) write-off of pursuit costs. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core AFFO serves as a useful, supplementary performance measure of Elme Communities' ability to incur and service debt, and distribute dividends to its shareholders. Core AFFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
Core Funds From Operations (“Core FFO”) is calculated by adjusting NAREIT FFO for the following items (which we believe are not indicative of the performance of Elme Communities' operating portfolio and affect the comparative measurement of Elme Communities' operating performance over time): (1) gains or losses on extinguishment of debt and gains or losses on interest rate derivatives, (2) expenses related to acquisition and structuring activities, (3) executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from NAREIT FFO, as appropriate, (5) relocation expense, (6) transformation costs and (7) write-off of pursuit costs. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of Elme Communities' ability to incur and service debt, and distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
NAREIT Funds From Operations (“FFO”) is defined by the 2018 National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) FFO White Paper Restatement, as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) associated with sales of properties, impairments of depreciable real estate and real estate depreciation and amortization. We consider NAREIT FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that NAREIT FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs. Our NAREIT FFO may not be comparable to FFO reported by other REITs. These other REITs may not define the term in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. NAREIT FFO is a non-GAAP measure.
Net Operating Income (“NOI”), defined as real estate rental revenue less direct real estate operating expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain or loss on sale, if any), plus interest expense, depreciation and amortization, lease origination expenses, general and administrative expenses, acquisition costs, real estate impairment, casualty gain and losses and gain or loss on extinguishment of debt. NOI does not include management expenses, which consist of corporate property management costs and property management fees paid to third parties. NOI is the primary performance measure we use to assess the results of our operations at the property level. We believe that NOI is a useful performance measure because, when compared across periods, it reflects the impact on operations of trends in occupancy rates, rental rates and operating costs on an unleveraged basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In

Elme Communities

addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. As a result of the foregoing, we provide NOI as a supplement to net income, calculated in accordance with GAAP. NOI does not represent net income or income from continuing operations calculated in accordance with GAAP. As such, NOI should not be considered an alternative to these measures as an indication of our operating performance.

Other Definitions
Average Effective Monthly Rent Per Home represents the average of effective rent (net of concessions) for in-place leases plus the market rent for vacant homes, divided by the total number of homes. We believe Average Effective Monthly Rent Per Home is a useful metric in evaluating the average pricing of our homes. It is a component of Residential Revenue, which is used to calculate our NOI. It does not represent actual rental revenue collected per unit.
Average Occupancy is based on average daily occupied apartment homes as a percentage of total apartment homes.
Current Strategy represents the class of each community in our portfolio based on a set of criteria. Our strategies consist of the following subcategories: Class A, Class A-, Class B Value-Add and Class B. A community's class is dependent on a variety of factors, including its vintage, site location, amenities and services, rent growth drivers and rent relative to the market.
•Class A communities are recently-developed, well-located, have competitive amenities and services and command average rental rates well above market median rents.
•Class A- communities have been developed within the past 20 years and feature operational improvements and unit upgrades and command rents at or above median market rents.
•Class B Value-Add communities are over 20 years old but feature operational improvements and strong potential for unit renovations. These communities command average rental rates below median market rents for units that have not been renovated.
•Class B communities are over 20 years old, feature operational improvements and command average rental rates below median market rents.
Debt Service Coverage Ratio is computed by dividing earnings attributable to the controlling interest before interest expense, taxes, depreciation, amortization, real estate impairment, gain on sale of real estate, gain/loss on extinguishment of debt, severance expense, relocation expense, acquisition and structuring expenses and gain/loss from non-disposal activities by interest expense (including interest expense from discontinued operations) and principal amortization.
Debt to Total Market Capitalization is total debt divided by the sum of total debt plus the market value of shares outstanding at the end of the period.
Earnings to Fixed Charges Ratio is computed by dividing earnings attributable to the controlling interest by fixed charges. For this purpose, earnings consist of income from continuing operations (or net income if there are no discontinued operations) plus fixed charges, less capitalized interest. Fixed charges consist of interest expense (excluding interest expense from discontinued operations), including amortized costs of debt issuance, plus interest costs capitalized.
Ending Occupancy is calculated as occupied homes as a percentage of total homes as of the last day of that period.
Lease Rate Growth is defined as the average percentage change in either gross (excluding the impact of concessions) or effective rent (net of concessions) for a new or renewed multifamily lease compared to the prior lease based on the move-in date. The "blended" rate represents the weighted average of new and renewal lease rate growth achieved.
Recurring Capital Improvements represent non-accretive building improvements required to maintain a property's income and value. Recurring capital improvements do not include acquisition capital that was taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to "operating standard". This category includes improvements made as needed upon vacancy of an apartment. Aside from improvements related to apartment turnover, these improvements include facade repairs, installation of new heating and air conditioning equipment, asphalt replacement, permanent landscaping, new lighting and new finishes.

Retention represents the percentage of multifamily leases renewed that were set to expire in the period presented.
Relocation expenses represent costs associated with the relocation of the corporate headquarters to a new location in the DC metro region.
Same-store Portfolio includes properties that were owned for the entirety of the years being compared, and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the years being compared. We categorize our properties as "same-store" or "non-same-store" for purposes of evaluating comparative operating performance. We define development properties as those for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. Development properties are categorized as same-store when they have reached stabilized occupancy (90%) before the start of the prior year. We define redevelopment properties as those for which we have planned or ongoing significant development and

Elme Communities

construction activities on existing or acquired buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for the majority of each year being compared. We currently have two same-store portfolios: "Same-store multifamily" which is comprised of our same-store apartment communities and "Other same-store" which is comprised of our Watergate 600 commercial property.
Transformation Costs include costs related to the strategic shift away from the commercial sector to the residential sector, including the allocation of internal costs, consulting, advisory and termination benefits.

Table of Contents
June 30, 2023

Consolidated Statements of Operations (In thousands, except per share data) (Unaudited)

	Six Months Ended				Three Months Ended
OPERATING RESULTS	June 30, 2023		June 30, 2022		June 30, 2023		March 31, 2023		December 31, 2022		September 30, 2022		June 30, 2022
Revenues
Real estate rental revenue	$112,408		$99,184		$56,599		$55,809		$55,593		$54,603		$51,380
Expenses
Property operating and maintenance	(25,763)		(22,312)		(13,364)		(12,399)		(12,126)		(13,092)		(11,747)
Real estate taxes and insurance	(14,016)		(13,424)		(6,894)		(7,122)		(6,578)		(6,469)		(6,837)
Property management	(3,947)		(3,546)		(2,178)		(1,769)		(1,974)		(1,916)		(1,796)
General and administrative	(13,521)		(14,595)		(6,680)		(6,841)		(7,260)		(6,403)		(7,656)
Transformation costs	(5,354)		(4,246)		(2,454)		(2,900)		(3,041)		(2,399)		(2,023)
Depreciation and amortization	(42,951)		(46,239)		(21,415)		(21,536)		(21,851)		(23,632)		(24,039)
	(105,552)		(104,362)		(52,985)		(52,567)		(52,830)		(53,911)		(54,098)
Real estate operating income (loss)	6,856		(5,178)		3,614		3,242		2,763		692		(2,718)
Other income (expense)
Interest expense	(13,625)		(11,806)		(6,794)		(6,831)		(6,552)		(6,582)		(6,156)
Loss on extinguishment of debt	(54)		—		—		(54)		—		(4,917)		—
Other income	569		386		569		—		258		68		—
Net loss	$(6,254)		$(16,598)		$(2,611)		$(3,643)		$(3,531)		$(10,739)		$(8,874)
Per Share Data:
Net loss	$(0.07)		$(0.19)		$(0.03)		$(0.04)		$(0.04)		$(0.12)		$(0.10)
Fully diluted weighted average shares outstanding	87,695		87,303		87,741		87,649		87,491		87,453		87,392
Percentage of Revenues:
General and administrative expenses	12.0%		14.7%		11.8%		12.3%		13.1%		11.7%		14.9%
Net loss	(5.6)%		(16.7)%		(4.6)%		(6.5)%		(6.4)%		(19.7)%		(17.3)%
Ratios:
Adjusted EBITDA(1) / Interest expense	4.2	x	4.0	x	4.2	x	4.2	x	4.3	x	4.1	x	4.0	x
______________________________
(1) Adjusted EBITDA is a non-GAAP measure. See "Definitions" on page 11 for the definition of Adjusted EBITDA and page 26 for a reconciliation of Net loss to Adjusted EBITDA.

Consolidated Balance Sheets (In thousands, except per share data) (Unaudited)

	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Assets
Land	$373,113	$373,171	$373,171	$373,171	$373,171
Income producing property	1,911,381	1,903,648	1,897,835	1,882,235	1,875,307
	2,284,494	2,276,819	2,271,006	2,255,406	2,248,478
Accumulated depreciation and amortization	(523,153)	(502,104)	(481,588)	(461,293)	(441,105)
Net income producing property	1,761,341	1,774,715	1,789,418	1,794,113	1,807,373
Properties under development or held for future development	31,260	31,260	31,260	31,232	31,220
Total real estate held for investment, net	1,792,601	1,805,975	1,820,678	1,825,345	1,838,593
Cash and cash equivalents	5,554	7,044	8,389	8,436	44,787
Restricted cash	1,887	1,487	1,463	1,437	1,984
Rents and other receivables	15,746	16,095	16,346	16,088	16,644
Prepaid expenses and other assets	22,711	24,398	25,730	28,228	32,865
Total assets	$1,838,499	$1,854,999	$1,872,606	$1,879,534	$1,934,873
Liabilities
Notes payable, net	$521,955	$521,761	$497,359	$497,247	$497,135
Mortgage notes payable, net	—	—	—	—	71,576
Line of credit	24,000	35,000	55,000	43,000	—
Accounts payable and other liabilities	36,920	28,583	34,386	36,219	39,890
Dividend payable	15,834	15,869	14,934	14,919	14,916
Advance rents	2,949	1,800	1,578	1,489	1,821
Tenant security deposits	5,913	5,671	5,563	5,461	5,439
Total liabilities	607,571	608,684	608,820	598,335	630,777
Equity
Preferred shares; $0.01 par value; 10,000 shares authorized	—	—	—	—	—
Shares of beneficial interest, $0.01 par value; 150,000 shares authorized	878	877	875	875	874
Additional paid-in capital	1,733,388	1,731,701	1,729,854	1,728,840	1,727,031
Distributions in excess of net income	(490,939)	(472,503)	(453,008)	(434,539)	(408,882)
Accumulated other comprehensive loss	(12,693)	(14,056)	(14,233)	(14,278)	(15,229)
Total shareholders' equity	1,230,634	1,246,019	1,263,488	1,280,898	1,303,794
Noncontrolling interests in subsidiaries	294	296	298	301	302
Total equity	1,230,928	1,246,315	1,263,786	1,281,199	1,304,096
Total liabilities and equity	$1,838,499	$1,854,999	$1,872,606	$1,879,534	$1,934,873

Funds from Operations/ Adjusted Funds From Operations (In thousands, except per share data) (Unaudited)

	Six Months Ended		Three Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Funds from operations (FFO)
Net loss	$(6,254)	$(16,598)	$(2,611)	$(3,643)	$(3,531)	$(10,739)	$(8,874)
Real estate depreciation and amortization	42,951	46,239	21,415	21,536	21,851	23,632	24,039
NAREIT funds from operations (FFO)(1)	36,697	29,641	18,804	17,893	18,320	12,893	15,165
Loss on extinguishment of debt	54	—	—	54	—	4,917	—
Severance expense	394	474	—	394	—	—	—
Transformation costs	5,354	4,246	2,454	2,900	3,041	2,399	2,023
Relocation expense	320	—	134	186	74	—	—
Structuring expenses	60	980	—	60	60	121	980
Write-off of pursuit costs	49	—	9	40	—	174	—
Core FFO(1)	$42,928	$35,341	$21,401	$21,527	$21,495	$20,504	$18,168

Allocation to participating securities(2)	(138)	(123)	(68)	(70)	(41)	(68)	(51)

NAREIT FFO per share - basic	$0.42	$0.34	$0.21	$0.20	$0.21	$0.15	$0.17
NAREIT FFO per share - fully diluted	$0.42	$0.34	$0.21	$0.20	$0.21	$0.15	$0.17

Core FFO per share - fully diluted	$0.49	$0.40	$0.24	$0.24	$0.24	$0.23	$0.21

Common dividend per share	$0.36	$0.34	$0.18	$0.18	$0.17	$0.17	$0.17

Average shares - basic	87,695	87,303	87,741	87,649	87,491	87,453	87,392
Average shares - fully diluted (for NAREIT FFO and Core FFO)	87,813	87,388	87,785	87,840	87,622	87,564	87,521

Funds from Operations/ Adjusted Funds From Operations (continued) (In thousands, except per share data) (Unaudited)

	Six Months Ended		Three Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Adjusted funds from operations (AFFO) (1)
NAREIT FFO(1)	$36,697	$29,641	$18,804	$17,893	$18,320	$12,893	$15,165
Non-cash loss on extinguishment of debt	54	—	—	54	—	4,873	—
Tenant improvements and incentives, net of reimbursements	(10)	(1,025)	—	(10)	—	—	(476)
Leasing commissions capitalized	(56)	—	—	(56)	(16)	—	—
Recurring capital improvements	(4,460)	(2,622)	(2,456)	(2,004)	(2,656)	(2,404)	(1,384)
Straight-line rent, net	(86)	(325)	(57)	(29)	(55)	(112)	(135)
Non-cash fair value interest expense	—	105	—	—	—	105	105
Non-real estate depreciation and amortization of debt costs	2,543	2,359	1,276	1,267	1,147	1,158	1,151
Amortization of lease intangibles, net	(415)	(381)	(178)	(237)	(337)	(227)	(209)
Amortization and expensing of restricted share and unit compensation(3)	2,534	4,240	1,346	1,188	1,831	1,917	2,159
AFFO(1)	36,801	31,992	18,735	18,066	18,234	18,203	16,376
Cash loss on extinguishment of debt	—	—	—	—	—	44	—
Non-share-based severance expense	340	202	—	340	—	—	—
Relocation expense	320	—	134	186	74	—	—
Structuring expenses	60	980	—	60	60	121	980
Transformation costs(4)	5,354	3,938	2,454	2,900	3,041	2,399	1,776
Write-off of pursuit costs	49	—	9	40	—	174	—
Core AFFO(1)	$42,924	$37,112	$21,332	$21,592	$21,409	$20,941	$19,132
______________________________
(1) See "Definitions" on page 11 for the definitions of non-GAAP measures: NAREIT FFO, Core FFO, AFFO, and Core AFFO.
(2) Adjustment to the numerators for FFO and Core FFO per share calculations when applying the two-class method for calculating EPS.
(3) Includes share award modifications related to transformation costs.
(4) Excludes share award modifications related to transformation costs.

Net Operating Income (NOI) - Multifamily (Dollars In thousands)

	Apartment Homes as of 6/30/2023	Six Months Ended		Three Months Ended
		June 30, 2023	June 30, 2022	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Rental and other property revenues
Same-store	7,794	$92,572	$84,705	$46,786	$45,786	$45,051	$44,735	$42,691
Acquisitions	1,079	10,036	4,725	5,079	4,957	5,314	4,897	3,650
Development	—	—	—	—	—	—	—	—
Non-residential(1)	N/A	483	550	235	248	266	257	305
Total rental and other property revenues(2)	8,873	103,091	89,980	52,100	50,991	50,631	49,889	46,646

Property operating expenses
Same-store		33,005	30,957	16,765	16,240	15,390	16,471	15,630
Acquisitions		4,029	2,092	2,203	1,826	1,810	1,606	1,593
Development		112	19	54	58	57	52	19
Non-residential		52	145	32	20	67	69	70
Total property operating expenses		37,198	33,213	19,054	18,144	17,324	18,198	17,312

Net Operating Income (NOI)(3)
Same-store		59,567	53,748	30,021	29,546	29,661	28,264	27,061
Acquisitions		6,007	2,633	2,876	3,131	3,504	3,291	2,057
Development		(112)	(19)	(54)	(58)	(57)	(52)	(19)
Non-residential		431	405	203	228	199	188	235
Total NOI		$65,893	$56,767	$33,046	$32,847	$33,307	$31,691	$29,334

Same-store metrics
Operating margin(4)		64%	63%	64%	65%	66%	63%	63%
Retention		64%	65%	63%	64%	60%	60%	61%

Same-store effective lease rate growth
New		0.5%	11.3%	0.4%	0.7%	1.5%	11.2%	12.0%
Renewal		7.0%	11.0%	6.4%	8.0%	10.5%	11.6%	11.9%
Blended		4.0%	11.2%	3.7%	4.5%	5.9%	11.4%	12.0%
______________________________
(1) See "Definitions" on page 11 for the definitions of non-GAAP measures: NAREIT FFO, Core FFO, AFFO, and Core AFFO.
(2) Utility costs reimbursed by residents are included in real estate rental revenue on our consolidated statements of operations. Utility reimbursements totaled $4.2 million and $3.6 million for the six months ended June 30, 2023 and 2022 respectively, and $2.2 million, $2.1 million, $1.9 million,$1.9 million and $1.8 million for the three months ended June 30, 2023, March 31, 2023, December 31, 2022, September 30, 2022 and June 30, 2022, respectively.

(3) NOI is a non-GAAP measure. See "Definitions" on page 11 for the definition of NOI and reconciliation of Net loss to NOI on page 31.
(4) Operating margin is calculated by dividing the same-store NOI (non-GAAP) by same-store rental and other property revenues.

Same-Store Operating Results - Multifamily (Dollars in thousands, except Average Effective Monthly Rent per Home)

		Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income (1)			Average Occupancy			Average Effective Monthly Rent per Home
Quarter-to-Date Comparison	Apt Homes	Q2 2023	Q2 2022	% Chg	Q2 2023	Q2 2022	% Chg	Q2 2023	Q2 2022	% Chg	Q2 2023	Q2 2022	% Chg	Q2 2023	Q2 2022	% Chg
Virginia	5,546	$34,687	$31,612	9.7%	$12,074	$11,207	7.7%	$22,613	$20,405	10.8%	95.8%	95.7%	0.1%	$1,942	$1,803	7.7%
DC / Maryland	1,518	8,741	8,086	8.1%	3,268	2,967	10.1%	5,473	5,119	6.9%	95.8%	96.4%	(0.6)%	1,900	1,756	8.2%
Georgia	730	3,358	2,993	12.2%	$1,423	$1,456	(2.3)%	1,935	1,537	25.9%	93.9%	94.7%	(0.8)%	1,474	1,326	11.2%
Total	7,794	$46,786	$42,691	9.6%	$16,765	$15,630	7.3%	$30,021	$27,061	10.9%	95.6%	95.7%	(0.1)%	$1,890	$1,749	8.1%

Sequential Comparison	Apt Homes	Q2 2023	Q1 2023	% Chg	Q2 2023	Q1 2023	% Chg	Q2 2023	Q1 2023	% Chg	Q2 2023	Q1 2023	% Chg	Q2 2023	Q1 2023	% Chg
Virginia	5,546	$34,687	$33,759	2.7%	$12,074	$11,524	4.8%	$22,613	$22,235	1.7%	95.8%	95.5%	0.3%	$1,942	$1,919	1.2%
DC / Maryland	1,518	8,741	8,663	0.9%	3,268	3,177	2.9%	5,473	5,486	(0.2)%	95.8%	95.8%	—%	1,900	1,869	1.7%
Georgia	730	3,358	3,364	(0.2)%	$1,423	$1,539	(7.5)%	1,935	1,825	6.0%	93.9%	94.9%	(1.0)%	1,474	1,463	0.8%
Total	7,794	$46,786	$45,786	2.2%	$16,765	$16,240	3.2%	$30,021	$29,546	1.6%	95.6%	95.5%	0.1%	$1,890	$1,867	1.2%

Year-to-Date Comparison	Apt Homes	YTD 2023	YTD 2022	% Chg	YTD 2023	YTD 2022	% Chg	YTD 2023	YTD 2022	% Chg	YTD 2023	YTD 2022	% Chg	YTD 2023	YTD 2022	% Chg
Virginia	5,546	$68,446	$62,721	9.1%	$23,598	$22,236	6.1%	$44,848	$40,485	10.8%	95.6%	95.6%	—%	$1,931	$1,778	8.6%
DC / Maryland	1,518	17,404	16,141	7.8%	6,445	5,921	8.8%	10,959	10,220	7.2%	95.8%	96.2%	(0.4)%	1,884	1,738	8.4%
Georgia	730	6,722	5,843	15.0%	$2,962	$2,800	5.8%	3,760	3,043	23.6%	94.4%	94.8%	(0.4)%	$1,469	$1,297	13.3%
Total	7,794	$92,572	$84,705	9.3%	$33,005	$30,957	6.6%	$59,567	$53,748	10.8%	95.6%	95.7%	(0.1)%	$1,878	$1,725	8.9%

______________________________
(1) NOI is a non-GAAP measure. See "Definitions" on page 11 for the definition of NOI and reconciliation of Net loss to NOI on page 31.

Same-Store Operating Expenses - Multifamily (In thousands)

Quarter-to-Date Comparison	Q2 2023	Q2 2022	$ Change	% Change	% of Q2 2023 Total
Controllable(1)	$8,937	$7,999	$938	11.7%	53.3%
Non-Controllable(2)	7,828	7,631	197	2.6%	46.7%
Total same-store operating expenses	16,765	15,630	1,135	7.3%	100.0%
Utility reimbursements	(1,923)	(1,587)	(336)	21.2%
Total same-store operating expenses, net of utility reimbursements	$14,842	$14,043	$799	5.7%

Sequential Comparison	Q2 2023	Q1 2023	$ Change	% Change	% of Q2 2023 Total
Controllable	$8,937	$7,627	$1,310	17.2%	53.3%
Non-Controllable	7,828	8,613	(785)	(9.1)%	46.7%
Total same-store operating expenses	16,765	16,240	525	3.2%	100.0%
Utility reimbursements	(1,923)	(1,821)	(102)	5.6%
Total same-store operating expenses, net of utility reimbursements	$14,842	$14,419	$423	2.9%

Year-to-Date Comparison	YTD 2023	YTD 2022	$ Change	% Change	% of YTD 2023 Total
Controllable	$16,564	$15,312	$1,252	8.2%	50.2%
Non-Controllable	16,441	15,645	796	5.1%	49.8%
Total same-store operating expenses	33,005	30,957	2,048	6.6%	100.0%
Utility reimbursements	(3,744)	(3,347)	(397)	11.9%
Total same-store operating expenses, net of utility reimbursements	$29,261	$27,610	$1,651	6.0%

______________________________
(1) Controllable operating expenses consist of:
Payroll, Repairs & Maintenance, Marketing, Administrative and other
(2) Non-Controllable operating expenses consist of:
Utilities, Insurance and Real Estate Taxes

Acquisition Summary (Dollars in thousands)

Acquisitions
	Location	Acquisition Date	Number of Homes	Ending Occupancy (as of June 30, 2023)	Contract Purchase Price
Carlyle of Sandy Springs	Sandy Springs, GA	February 1, 2022	389	94.6%	$105,586
Alder Park	Smyrna, GA	May 5, 2022	270	95.2%	69,750
Marietta Crossing	Marietta, GA	May 5, 2022	420	94.0%	107,900
		Total 2022	1,079		$283,236

Multifamily Communities
June 30, 2023

Community	Location	Apartment Homes	Current Strategy	Year Acquired	Year Built	Average Occupancy(1)	Ending Occupancy	% of Total Portfolio NOI(1,2)
Virginia
Elme Alexandria	Alexandria, VA	532	B Value-Add	2019	1990	94.4%	95.9%	5%
Cascade at Landmark	Alexandria, VA	277	B Value-Add	2019	1988	95.3%	96.4%	3%
Clayborne	Alexandria, VA	74	A-	N/A	2008	96.8%	97.3%	1%
Riverside Apartments	Alexandria, VA	1,222	B Value-Add	2016	1971	95.9%	96.5%	12%
Bennett Park	Arlington, VA	224	A-	N/A	2007	94.8%	93.8%	4%
Park Adams	Arlington, VA	200	B	1969	1959	96.9%	96.0%	2%
The Maxwell	Arlington, VA	163	A-	N/A	2014	97.2%	97.5%	2%
The Paramount	Arlington, VA	135	B	2013	1984	96.2%	97.0%	2%
The Wellington	Arlington, VA	711	B Value-Add	2015	1960	95.5%	96.2%	7%
Trove	Arlington, VA	401	A	N/A	2020	96.1%	97.0%	5%
Roosevelt Towers	Falls Church, VA	191	B	1965	1964	96.3%	97.4%	2%
Elme Dulles	Herndon, VA	328	B Value-Add	2019	2000	95.8%	96.0%	4%
Elme Herndon	Herndon, VA	283	B Value-Add	2019	1991	95.7%	94.0%	3%
Elme Leesburg	Leesburg, VA	134	B	2019	1986	95.1%	97.0%	1%
Elme Manassas	Manassas, VA	408	B Value-Add	2019	1986	94.9%	94.6%	4%
The Ashby at McLean	McLean, VA	263	B	1996	1982	95.9%	95.4%	4%
Washington, DC
3801 Connecticut Avenue	Washington, DC	307	B Value-Add	1963	1951	96.4%	98.0%	3%
Kenmore Apartments	Washington, DC	372	B Value-Add	2008	1948	95.8%	95.2%	3%
Yale West	Washington, DC	216	A-	2014	2011	95.2%	95.8%	3%
Maryland
Elme Bethesda	Bethesda, MD	195	B	1997	1986	95.8%	97.4%	3%
Elme Watkins Mill	Gaithersburg, MD	210	B	2019	1975	95.4%	94.8%	2%
Elme Germantown	Germantown, MD	218	B Value-Add	2019	1990	95.9%	96.3%	2%
Georgia
Elme Conyers	Conyers, GA	240	B	2021	1999	95.0%	93.8%	2%
Elme Eagles Landing	Stockbridge, GA	490	B	2021	2000	94.1%	93.9%	4%
Total same-store communities		7,794				95.6%	95.9%	83%

Multifamily Communities (continued)
June 30, 2023

Community	Location	Apartment Homes	Current Strategy	Year Acquired	Year Built	Average Occupancy(1)	Ending Occupancy	% of Total Portfolio NOI(1,2)
Georgia
Marietta Crossing	Marietta, GA	420	B Value-Add	2022	1975	93.6%	94.0%	3%
Carlyle of Sandy Springs	Sandy Springs, GA	389	B Value-Add	2022	1972	94.3%	94.6%	3%
Alder Park	Smyrna, GA	270	B Value-Add	2022	1982	94.3%	95.2%	2%
Total non same-store communities		1,079				94.0%	94.5%	8%
Total multifamily communities		8,873				95.4%	95.7%	91%
______________________________
(1) For the six months ended June 30, 2023.
(2) NOI is a non-GAAP measure. See "Definitions" on page 11 for the definition of NOI and reconciliation of Net loss to NOI on page 31.

Office Property
June 30, 2023

Property	Location	Year Acquired	Year Built	Net Rentable Square Feet	Leased %(1)	Ending Occupancy(1)	% of Total Portfolio NOI(2,3)
Washington, DC
Watergate 600	Washington, DC	2017	1972/1997	300,000	87.8%	87.8%	9%
______________________________
(1) The leased and occupied square footage includes short-term lease agreements.
(2) For the six months ended June 30, 2023.
(3) NOI is a non-GAAP measure. See "Definitions" on page 11 for the definition of NOI and reconciliation of Net loss to NOI on page 31.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (In thousands) (Unaudited)

	Six Months Ended		Three Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Adjusted EBITDA(1)

Net loss	$(6,254)	$(16,598)	$(2,611)	$(3,643)	$(3,531)	$(10,739)	$(8,874)
Add/(deduct):
Interest expense	13,625	11,806	6,794	6,831	6,552	6,582	6,156
Real estate depreciation and amortization	42,951	46,239	21,415	21,536	21,851	23,632	24,039
Non-real estate depreciation	437	455	222	215	178	189	248
Severance expense	394	474	—	394	—	—	—
Transformation costs	5,354	4,246	2,454	2,900	3,041	2,399	2,023
Relocation expense	320	—	134	186	74	—	—
Structuring expenses	60	980	—	60	60	121	980
Loss on extinguishment of debt	54	—	—	54	—	4,917	—
Adjusted EBITDA	$56,941	$47,602	$28,408	$28,533	$28,225	$27,101	$24,572
______________________________
(1) Adjusted EBITDA is a non-GAAP measure. See "Definitions" on page 11 for the definition of Adjusted EBITDA and reconciliation of Net loss to Adjusted EBITDA on the current page.

Long Term Debt Analysis (Dollars in thousands)

	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Balances Outstanding

Secured
Mortgage note payable, net(1)	$—	$—	$—	$—	$71,576
Unsecured
Fixed rate bonds	$397,590	$397,502	$397,413	$397,324	$397,236
Term loan(2)	124,365	124,259	99,946	99,923	99,900
Credit facility	24,000	35,000	55,000	43,000	—
Total	$545,955	$556,761	$552,359	$540,247	$568,712

Weighted Average Interest Rates

Secured
Mortgage note payable, net	—%	—%	—%	—%	4.3%
Unsecured
Fixed rate bonds	4.5%	4.5%	4.5%	4.5%	4.5%
Term loan(3)	3.0%	3.0%	2.3%	2.3%	2.3%
Credit facility	6.0%	5.7%	5.2%	4.0%	—%
Weighted Average	4.2%	4.2%	4.2%	4.1%	4.1%
______________________________
(1) Elme Communities assumed mortgages of $42.8 million and $33.7 million in the acquisitions of Marietta Crossing and Alder Park, respectively, during the second quarter of 2022. The mortgages were extinguished through a defeasance process on September 1, 2022.

(2) Elme Communities entered into a $125.0 million unsecured term loan ("2023 Term Loan") with an interest rate of SOFR (subject to a credit spread adjustment of 10 basis points) plus a margin of 95 basis points. The 2023 Term Loan has a two-year term ending in January 2025, with two one-year extension options. We used the proceeds to prepay the $100.0 million 2018 Term Loan in full and a portion of our borrowings under our unsecured credit facility.

(3) Elme Communities has an interest rate swap to effectively fix the interest rate on a $100.0 million portion of its 2023 Term Loan outstanding through the interest rate swap arrangement's expiration date of July 21, 2023. In March 2023, we entered into two interest rate swap arrangements with an aggregate notional amount of $125.0 million that will effectively fix the interest of the 2023 Term Loan beginning on July 21, 2023 through the 2023 Term Loan’s maturity date of January 10, 2025 (see page 28).

Note: The current debt balances outstanding are shown net of discounts, premiums and unamortized debt costs (see page 28).

Long Term Debt Maturities (in thousands, except average interest rates)
June 30, 2023

	Future Maturities of Debt
Year	Unsecured Debt		Credit Facility		Total Debt	Avg Interest Rate
2023	$—		$—		$—	—%
2024	—		—		—	—%
2025	125,000	(1)	24,000	(2)	149,000	3.4%
2026	—		—		—	—%
2027	—		—		—	—%
Thereafter	400,000		—		400,000	4.5%
Scheduled principal payments	$525,000		$24,000		$549,000	4.2%
Net discounts/premiums	(105)		—		(105)
Loan costs, net of amortization	(2,940)		—		(2,940)
Total maturities	$521,955		$24,000		$545,955	4.2%
Weighted average maturity = 5.9 years
______________________________
(1) Elme Communities entered into an interest rate swap to effectively fix a LIBOR plus 110 basis points floating interest rate to a 2.31% all-in fixed rate for the remaining $100.0 million portion of the 2018 Term Loan. The interest rate was fixed through the term loan maturity of July 2023. The interest rate swap effectively fixes a $100.0 million portion of the 2023 Term Loan at 2.16% through the interest rate swap's expiration date of July 21, 2023. During the first quarter of 2023, we entered into a $125.0 million unsecured term loan ("2023 Term Loan") with an interest rate of SOFR (subject to a credit spread adjustment of 10 basis points) plus a margin of 95 basis points. The 2023 Term Loan has a two-year term ending in January 2025, with two one-year extension options. We used the proceeds to prepay the $100.0 million 2018 Term Loan in full and a portion of our borrowings under our unsecured credit facility. In March 2023, we entered into two interest rate swap arrangements with an aggregate notional amount of $125.0 million that will effectively fix the interest at 4.73% for the 2023 Term Loan beginning on July 21, 2023 through the 2023 Term Loan’s maturity date of January 10, 2025.

(2) The credit facility's term ends in August 2025, with two six-month extension options.

Debt Covenant Compliance

	Unsecured Public Debt Covenants		Unsecured Private Debt Covenants
	Notes Payable		Line of Credit and Term Loans		Notes Payable
	Quarter Ended June 30, 2023	Covenant	Quarter Ended June 30, 2023	Covenant	Quarter Ended June 30, 2023	Covenant
% of Total Indebtedness to Total Assets(1)	28.8%	≤ 65.0%	N/A	N/A	N/A	N/A
Ratio of Income Available for Debt Service to Annual Debt Service	3.7	≥ 1.5	N/A	N/A	N/A	N/A
% of Secured Indebtedness to Total Assets(1)	0%	≤ 40.0%	N/A	N/A	N/A	N/A
Ratio of Total Unencumbered Assets(2) to Total Unsecured Indebtedness	3.5	≥ 1.5	N/A	N/A	N/A	N/A
% of Net Consolidated Total Indebtedness to Consolidated Total Asset Value(3)	N/A	N/A	21.8%	≤ 60.0%	21.8%	≤ 60.0%
Ratio of Consolidated Adjusted EBITDA(4) to Consolidated Fixed Charges(5)	N/A	N/A	4.85	≥ 1.50	4.85	≥ 1.50
% of Consolidated Secured Indebtedness to Consolidated Total Asset Value(3)	N/A	N/A	0%	≤ 40.0%	0%	≤ 40.0%
% of Consolidated Unsecured Indebtedness to Unencumbered Pool Value(6)	N/A	N/A	21.8%	≤ 60.0%	21.8%	≤ 60.0%
______________________________
(1) Total Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.

(2) Total Unencumbered Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from unencumbered properties from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.

(3) Consolidated Total Asset Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from the most recently ended quarter for each asset class, excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this amount, we add the purchase price of acquisitions during the past 6 quarters plus values for development, major redevelopment and low occupancy properties.

(4) Consolidated Adjusted EBITDA is defined as earnings before noncontrolling interests, depreciation, amortization, interest expense, income tax expense, acquisition costs, extraordinary, unusual or nonrecurring transactions including sale of assets, impairment, gains and losses on extinguishment of debt and other non-cash charges.

(5) Consolidated Fixed Charges consist of interest expense excluding capitalized interest and amortization of deferred financing costs, principal payments and preferred dividends, if any.
(6) Unencumbered Pool Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from unencumbered properties from the most recently ended quarter for each asset class excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this we add the purchase price of unencumbered acquisitions during the past 6 quarters and values for unencumbered development, major redevelopment and low occupancy properties.

Capital Analysis (In thousands, except per share amounts)

			Three Months Ended
			June 30, 2023		March 31, 2023		December 31, 2022		September 30, 2022		June 30, 2022
Market Data

Shares Outstanding			87,809		87,709		87,534		87,504		87,392
Market Price per Share			$16.44		$17.86		$17.80		$17.56		$21.31
Equity Market Capitalization			$1,443,580		$1,566,483		$1,558,105		$1,536,570		$1,862,324

Total Debt			$545,955		$556,761		$552,359		$540,247		$568,712
Total Market Capitalization			$1,989,535		$2,123,244		$2,110,464		$2,076,817		$2,431,036

Total Debt to Market Capitalization			0.27	:1	0.26	:1	0.26	:1	0.26	:1	0.23	:1

Earnings to Fixed Charges(1)			0.6x		0.5x		0.5x		-0.6x		-0.4x
Debt Service Coverage Ratio(2)			4.2x		4.2x		4.3x		4.1x		4.0x

Dividend Data	Six Months Ended		Three Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023		March 31, 2023		December 31, 2022		September 30, 2022		June 30, 2022
Total Dividends Declared	$31,677	$29,790	$15,825		$15,852		$14,938		$14,918		$14,900
Common Dividend Declared per Share	$0.36	$0.34	$0.18		$0.18		$0.17		$0.17		$0.17
Payout Ratio (Core FFO basis)(3)	73.5%	85.0%	75.0%		75.0%		70.8%		73.9%		81.0%
Payout Ratio (Core AFFO basis)(4)	73.5%	81.0%	75.0%								77.3%
______________________________
(1) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations attributable to the controlling interests plus fixed charges, less capitalized interest. Fixed charges consist of interest expense, including amortized costs of debt issuance, plus interest costs capitalized. The earnings to fixed charges ratio includes loss on extinguishment of debt of $4.9 million for the three months ended September 30, 2022.

(2) Debt service coverage ratio is calculated by dividing Adjusted EBITDA by interest expense and principal amortization. Adjusted EBITDA is a non-GAAP measure. See "Definitions" on page 11 for the definition of Adjusted EBITDA.

(3) Payout Ratio (Core FFO basis) is calculated by dividing the common dividend per share by the core FFO per share. Core FFO is a non-GAAP measure. See "Definitions" on page 11 for the definition of Core FFO.

(4) Payout Ratio (Core AFFO basis) is calculated by dividing the common dividend per share by the core AFFO per share. Core AFFO is a non-GAAP measure. See "Definitions" on page 11 for the definition of Core AFFO.

Net Loss to NOI Reconciliations (In thousands)

	Six Months Ended		Three Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Net loss	$(6,254)	$(16,598)	$(2,611)	$(3,643)	$(3,531)	$(10,739)	$(8,874)
Adjustments:
Property management expense	3,947	3,546	2,178	1,769	1,974	1,916	1,796
General and administrative expense	13,521	14,595	6,680	6,841	7,260	6,403	7,656
Transformation costs	5,354	4,246	2,454	2,900	3,041	2,399	2,023
Real estate depreciation and amortization	42,951	46,239	21,415	21,536	21,851	23,632	24,039
Interest expense	13,625	11,806	6,794	6,831	6,552	6,582	6,156
Loss on extinguishment of debt, net	54	—	—	54	—	4,917	—
Other income	(569)	(386)	(569)	—	(258)	(68)	—
Total Net operating income (NOI)(1)	$72,629	$63,448	$36,341	$36,288	$36,889	$35,042	$32,796

Multifamily NOI:
Same-store portfolio	$59,567	$53,748	$30,021	$29,546	$29,661	$28,264	$27,061
Acquisitions	6,007	2,633	2,876	3,131	3,504	3,291	2,057
Development	(112)	(19)	(54)	(58)	(57)	(52)	(19)
Non-residential	431	405	203	228	199	188	235
Total	65,893	56,767	33,046	32,847	33,307	31,691	29,334
Other NOI (Watergate 600)	6,736	6,681	3,295	3,441	3,582	3,351	3,462
Total NOI	$72,629	$63,448	$36,341	$36,288	$36,889	$35,042	$32,796
______________________________
(1) NOI is a non-GAAP measure. See "Definitions" on page 11 for the definition of NOI and reconciliation of Net loss to NOI on the current page.